EXHIBIT (11)

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
                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                  =============================================
                        Computation of Earnings Per Share
                        ---------------------------------
                  Amounts in Millions Except Per Share Amounts


                                                Three Months Ended
                                                   September 30
                                                 1999        1998
                                                -------     -------
BASIC NET EARNINGS PER SHARE
Net earnings                                    $ 1,147     $ 1,167
Deduct preferred stock dividends                     30          25
                                                -------     -------
Net earnings applicable to common stock         $ 1,117     $ 1,142
                                                =======     =======

Average number of common shares outstanding     1,316.5     1,332.4
                                                =======     =======

Basic net earnings per share                    $  0.85     $  0.86
                                                =======     =======

DILUTED NET EARNINGS PER SHARE
Net earnings                                    $ 1,147     $ 1,167
Deduct differential - preferred
  vs. common dividends                                5           5
                                                -------     -------
Net earnings applicable to common stock         $ 1,142     $ 1,162
                                                =======     =======

Average number of common shares outstanding 1,316.5 1,332.4 Add potential effect of:
  Exercise of options                              23.3        24.0
  Conversion of preferred stock                    95.4        98.1
                                                -------     -------
Average number of common shares
  outstanding, assuming dilution                1,435.2     1,454.5
                                                =======     =======

Diluted earnings per share                      $  0.80     $  0.80
                                                =======     =======
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